                                                                     EXHIBIT 2.2

                        UNITED STATES BANKRUPTCY COURT
                     FOR THE EASTERN DISTRICT OF MICHIGAN
                               SOUTHERN DIVISION

In re:                        )
                              )
MC LIQUIDATING CORP. f/k/a    )  Chapter 11
MIDCOM COMMUNICATIONS INC.,   )
                              )  Case No. 97-59044
          Debtor.             )  Hon. Walter Shapero

                    ORDER CONFIRMING THE OFFICIAL UNSECURED
                 CREDITORS' COMMITTEE'S PLAN OF REORGANIZATION
                 ---------------------------------------------

     The Official Unsecured Creditors' Committee of Midcom Communications Inc. having filed a Plan of Reorganization dated March 12, 1998 (the "Plan"), as modified by The Official Unsecured Creditors' Committee's Amended Plan of Reorganization dated July 7, 1998 (the "Modified Plan"), in the above captioned case (the "Case"), a hearing on confirmation of the Modified Plan having been scheduled and held on July 10, 1998, notice of the hearing having been adequate in all respects as hereinafter provided, the Court having heard from all interested parties and having heard testimony to the extent deemed necessary and having reviewed the Plan, the Court having reviewed the Ballot Report of the Official Unsecured Creditors' Committee of Midcom Communications Inc. (the "Committee"), capitalized terms employed but not otherwise defined herein having the meanings ascribed to them in the Plan, and this Court being duly advised in the premises;

     THE COURT HEREBY FINDS AS FOLLOWS:

     A.   This Court has jurisdiction over this Case pursuant to 28 U.S.C.
Section 1334(a), and this Court has the power to hear this confirmation proceeding as a core proceeding and to confirm the Modified Plan pursuant to 28 U.S.C. Section 157(b)(2)(L).

     B. On April 3, 1998, the Committee properly caused to be served on (a) all classes of creditors who are impaired under the Plan, (b) the United States Trustee, and (c) any parties who had previously filed notices of appearance in this case, in accordance with Rules 2002 and 3017 of


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the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), copies of each of the following:

     i.    the Plan;

     ii. the Disclosure Statement in Connection with the Committee's Plan (the "Disclosure Statement");

     iii. this Court's Order (1) Scheduling Combined Hearing to Approve Adequacy of Disclosure Statement and to Confirm Plan of Reorganization, (2) Establishing Objection Deadline, (3) Approving Form of Ballots, Voting Deadline and Procedures for Vote Tabulation, and (4) Approving Form of Notice (the "Approval Order"), which provided due notice of (a) the deadline for voting on the Plan, (b) the deadline for objecting to the adequacy of the Disclosure Statement or confirmation of the Plan, and (c) the combined hearing on adequacy of the Disclosure Statement and confirmation of the Plan;

     iv. a ballot substantially conforming to the form of ballot approved by the Court in the Approval Order; and

     v. Notice of Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Plan of Reorganization and Notice of Opportunity to Object (the "Notice").

In addition, the Committee caused the Notice to be published in the Wall Street
                                                                    -----------
Journal and in the Detroit Free Press on April 17, 1998 as required by the
-------            ------------------
Approval Order.

     C. On May 20, 1998, the Court approved the Disclosure Statement as containing adequate information within the meaning of Section 1125(a)(1) of the Bankruptcy Code and extended the time for soliciting the votes of beneficial holders of 8 1/4% Subordinated Convertible Notes due August 15, 2003 ("Bondholders").

     D. On May 28, 1998, the Committee caused to be served on Bondholders copies of each of the following:

     i.    the Plan;

     ii.   the Disclosure Statement;
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     iii.  this Court's Order (1) Approving Disclosure Statement, (2) Extending
     Solicitation Period for Bondholders, (3) Fixing Record Date, (4) Setting Deadline for Objections to Confirmation by Bondholders, and (5) Rescheduling Confirmation Hearing; and

     iv. a ballot substantially conforming to the form of ballot approved by the Court in the Approval Order.

     E. On May 28, 1998, the Committee caused a notice of the adjourned hearing on confirmation of the Plan to be served on the United States Trustee, any parties who have previously filed notices of appearance in this case, and any party that filed an objection by the May 8, 1998 deadline to confirmation of the Plan.

     F. Objections to confirmation of the Plan were filed by WinStar Communications, Inc., the purchaser of substantially all of the assets of the Debtor, and by the Washington Attorney General's Office before the May 8, 1998 deadline for objecting to confirmation of the Plan. The WinStar objection has been resolved by the Modified Plan. The objection of the Washington Attorney General requests payment of the claim of the Washington Department of Revenue.

     F. The Modified Plan complies with all applicable provisions of Title 11 of the United State Code, in accordance with Section 1129(a)(1) of the Bankruptcy Code.

     G. The Committee, the proponent of the Modified Plan, has complied with all applicable provisions of Title 11, in accordance with Section 1129(a)(2) of the Bankruptcy Code.

     H. The Committee has proposed the Modified Plan in good faith and not by any means forbidden by law, in accordance with Section 1129(a)(3) of the Bankruptcy Code.

     I. All payments made by the Committee for services or for costs and expenses in or in connection with the Case or in connection with the Plan and incident to the Case, have been approved by, or are subject to approval of, the Court as reasonable, in accordance with Section 1129(a)(4) of the Bankruptcy Code.

     J. The Committee has identified all insiders (as defined by Section 101(31) of the Bankruptcy Code) who will be employed by the Debtor after confirmation of the Plan and the nature of their compensation. The continued employment of such persons is consistent with the
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interests of creditors and equity security holders and with public policy, in accordance with Section 1129(a)(5)(A) of the Bankruptcy Code.

     K. The Modified Plan includes no rate changes over which any governmental regulatory commission has jurisdiction, and thus Section 1129(a)(6) does not apply in this Case.

     L. The plan proposes the liquidation of the Debtor's assets and distribution of the proceeds to creditors in accordance with the priorities set forth in the Bankruptcy Code. With respect to each impaired class of Claims or Equity Interests, each holder of a Claim or Interest in such class will receive or retain under the Modified Plan property of a value that, as of the Effective Date of the Modified Plan, is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date, in accordance with Section 1129(a)(7) of the Bankruptcy Code.

     M.   The following classes of creditors have voted or pursuant to 11 U.S.C.
Section 1124 are deemed to have voted to accept the Plan: Class 1 Claims, Class 2 Claims, Class 3 Claims, and Class 4 Claims.

     N. The Modified Plan properly treats all Classes of Claims and Equity Interests under the Plan in accordance with Sections 1129(a)(8), 1129(a)(9) and, where necessary, 1129(b) of the Bankruptcy Code as follows:

     i. The Modified Plan's treatment of Unclassified Claims complies with the requirements of Sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code. The Plan provides with respect to creditors holding Allowed Claims of a kind specified in 11 U.S.C. Sections 507(a)(1) and 507(a)(8) that, on the Effective Date, the holders of such Claims will receive on account of such Claims cash equal to the allowed amount of such Claims.

     ii. Class 1 of the Modified Plan is unimpaired and thus is deemed to have accepted the Plan pursuant to Sections 1126(f) and 1129(a)(8)(B) of the Bankruptcy Code, and the treatment of all Claims in Class 1 complies with the requirements of Section 1129(a)(9)(B) of the Bankruptcy Code.

     iii. Class 2 of the Modified Plan is unimpaired and thus is deemed to have accepted the Modified Plan pursuant to Section 1126(f) of the Bankruptcy Code and in accordance with Section 1129(a)(8)(B) of the Bankruptcy Code.

     iv. Classes 3 and 4 of the Modified Plan, each of which is impaired, have voted to accept the Plan in the requisite amounts required pursuant to
          Section 1126(c) of the Bankruptcy Code and in accordance with Section 1129(a)(8)(A) of the Bankruptcy Code.

     v. Class 5 of the Modified Plan, which is impaired, is deemed to have rejected the Modified Plan pursuant to Section 1126(g) of the Bankruptcy Code because the holders of Interests in Class 5 will receive no distribution under the Modified Plan, and the Modified Plan's treatment of Class 5 complies with Section 1129(b)(2)(C) of the Bankruptcy Code because any Equity Interest in any class that is junior to the equity interests in Class 5 will not receive or retain under the Modified Plan any property on account of such junior equity interest.

     O. The Modified Plan has been accepted by at least one Class of Creditors (i.e., Classes 3 and 4) that is impaired under the Plan, determined without including any acceptances by any insider, in accordance with Section 1129(a)(10) of the Bankruptcy Code.

     P. Confirmation of the Modified Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor, in accordance with Section 1129(a)(11) of the Bankruptcy Code.

     Q. All fees payable under Section 1930, as determined by the Court at the hearing on confirmation of the Plan, have been paid or to the extent not yet been paid, such fees shall be paid on the Effective Date of the Plan, in accordance with Section 1129(a)(12) of the Bankruptcy Code.

     R. The Debtor is not obligated under any contracts to provide retiree benefits and therefore Section 1129(a)(13) of the Bankruptcy Code does not apply in this Case.

     S. The Plan proposes the liquidation of the Debtor's assets. In accordance with the Plan, the Committee has identified selected, and the Court has approved the retention of, Altschuler, Melvoin & Glasser, as the Disbursing Agent to administer the assets and make distributions pursuant to and in accordance with the applicable provisions of the Plan including, but not limited to, Section 11.3 of the Plan.

     T. The Committee complied with Rule 3019 of the Bankruptcy Rules in filing the Modification, none of the modifications to the Plan set forth therein adversely change the treatment of any Creditor of, or Equity Interest Holder in, the Debtor, and each such modification is authorized by Section 15.1 of the Plan, Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

     1. The Modified Plan is confirmed. A copy of the Modified Plan is attached hereto as Exhibit A.

     2. The Committee, Debtor, and all other parties in interest are authorized and directed to consummate all transactions required under the terms of the Modified Plan, to carry out the Modified Plan, and to take such actions, including execution and delivery of all documents which are in compliance with the Modified Plan, and take all lawful actions necessary to effect the Modified Plan.

     3. The Committee shall mail a notice of confirmation substantially in the form of Exhibit B attached hereto to all creditors and other parties in interest and a copy of this Order to the creditors and parties in interest on the Case service list.

     4. The Court shall retain jurisdiction over these proceedings for the purposes set forth in Section 13.1 of the Plan.

     5. The provisions of the Modified Plan bind the Debtor, creditors, and equity security holders, irrespective of whether the claim or equity interest of such creditor or equity security holder is impaired under the Modified Plan, or whether such creditor or equity security holder has accepted the Plan.
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     6.   Notwithstanding any provision of the Plan, the Plan shall not constitute a release of, nor shall this Order operate as an injunction against, claims held by parties in interest against non-debtor third parties, including non-debtor guarantors of the obligations of the Debtor.

     7. Consistent with the terms of the Plan, October 1, 1998 is set as the last date by which creditors may file requests for payment of administrative expense priority claims pursuant to Section 503(b) of the Bankruptcy Code unless such request for payment of an administrative expense priority claim is based on
(a) professional fees and expenses, (b) fees and expenses due to the United States Trustee or (c) the ordinary costs of operation arising after the Confirmation Date and incurred in implementing the Plan. Notice of the Bar Date shall conform with the notice attached as Exhibit B. The Committee shall cause such notice to be published in the Wall Street Journal (National Edition) and
                                   -------------------
The Detroit Free Press no later than August 1, 1998.
----------------------

     8. This Order is effective immediately upon entry and is a final order for purposes of 28 U.S.C. Section 158 and 28 U.S.C. Section 1291.

Dated:    JULY 10, 1998
                                        /s/ WALTER SHAPERO
                                        ------------------
                                        United States Bankruptcy Judge



                                                A TRUE COPY

                                        CLERK, U.S. BANKRUPTCY COURT
                                        EASTERN DISTRICT OF MICHIGAN

                                        By: /s/ John H. Mases
                                           ---------------------
                                                Deputy Clerk

                                        Date:   July 10, 1998
                                             -------------------

                        UNITED STATES BANKRUPTCY COURT
                     FOR THE EASTERN DISTRICT OF MICHIGAN
                               SOUTHERN DIVISION

In re:                        )
                              )
MC LIQUIDATING CORP. f/k/a    )  Chapter 11
MIDCOM COMMUNICATIONS INC.,   )
                              )  Case No. 97-59044
          Debtor.             )  Hon. Walter Shapero

                           NOTICE OF ENTRY OF ORDER
                   (i) CONFIRMING PLAN OF REORGANIZATION AND
                  (ii) SETTING ADMINISTRATIVE CLAIMS BAR DATE
                  -------------------------------------------

     1. On May 20, 1998 (the "Confirmation Date"), the Honorable Walter Shapero entered an order confirming the Committee's Plan of Reorganization (the "Plan"). A copy of the Confirmation Order is available at the offices of the Clerk of the United States Bankruptcy Court for the Eastern District of Michigan, 211 West Fort Street, Detroit, Michigan 48226 or by contacting the Committee's counsel at the address listed below.

     2. All of the Debtor's executory contracts or unexpired leases which (i) the Debtor has not, prior to the Confirmation Date, rejected, assumed, filed a motion to reject or assume, or extended the time for filing a motion to reject or assume, or (ii) are not deemed rejected pursuant to prior order of the Court, are hereby deemed rejected. Any creditor who is a party to an executory contract or unexpired lease which has been rejected as of the Confirmation Date shall have thirty (30) days from the Confirmation Date to file any claims arising from such rejection with the Clerk of the United States Bankruptcy Court for the Eastern District of Michigan 211 West Fort Street, Detroit, Michigan 48226 or such claim shall be forever barred.

     3. Notice is hereby given to all creditors that October 1, 1998 is the last day on which creditors may file administrative claims in the above-captioned case with the exception of administrative claims based on (a) claims for professional fees and expenses incurred by professionals pursuant to Bankruptcy Court order, and (b) ordinary costs of operation during the further liquidation of the Debtors' assets. If you have already filed an administrative claim in the above-captioned case, you need not do so again. All administrative claims must be filed with the Clerk of the United States Bankruptcy Court for the Eastern District of Michigan, 211 West Fort Street, Detroit, Michigan 48226 or such claim shall be forever barred.

Dated: July 10, 1998            THE OFFICIAL UNSECURED CREDITORS' COMMITTEE OF
                                        MIDCOM COMMUNICATIONS INC.


                                        By: /s/ Lawrence K. Snider
                                           -----------------------------
                                                One of Its Attorneys

Lawrence K. Snider
Richard G. Ziegler
MAYER, BROWN & PLATT
190 South LaSalle Street
Chicago, Illinois  60603
(312) 782-0600